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                                                                    EXHIBIT 23.2
                                                                    ------------

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Amended and Restated 1989 Stock Option Plan and 1994 Employee Stock Purchase Plan, of our report dated January 30, 2001 with respect to the consolidated financial statements of Mattson Technology, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ Arthur Andersen LLP

San Jose, California
June 13, 2001